Exhibit 99.1

INSULET CORPORATION APPOINTS PATRICK J. SULLIVAN AS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Duane DeSisto Retires from the Company after 13 Years

BILLERICA, MA – September 16, 2014 – Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced that Patrick J. Sullivan has been appointed President and Chief Executive Officer, and Director effective immediately. Mr. Sullivan succeeds Duane DeSisto, who is retiring after 13 years at the Company. Mr. DeSisto will be available to the Company as a consultant through the end of 2014 to assist with an effective leadership transition.

Mr. Sullivan brings more than 30 years of executive leadership experience to Insulet. As Chairman, President and CEO of Cytyc Corporation from 1994 to 2007, Cytyc became one of the most successful medical device and diagnostics companies as revenues increased from $4 million to more than $750 million through a combination of organic growth and strategic acquisitions. Following the acquisition of Cytyc by Hologic, Inc. in 2007, Mr. Sullivan served as Executive Chairman of Hologic, while leading a series of early stage medical device and in vitro diagnostics ventures with Constitution Medical Investors and Aton Partners. He continues to serve as a director of PerkinElmer, Inc.

“Patrick is a respected industry veteran with an exceptional track record of growing organizations, driving corporate development and successfully building product and customer pipelines to create value for shareholders,” said Dan Levangie, Lead Director of Insulet. “Pat’s insight and experience will be instrumental as the Company continues to build on its solid foundation and strong growth prospects. We are excited to add Pat to the team and look forward to his leadership.”

Mr. DeSisto said, “I am grateful and deeply honored to have had the opportunity to lead Insulet over the past thirteen years. While I am very proud of all that the Company has achieved, I am most proud in knowing that the OmniPod has given the freedom and simplicity of tubeless pumping to more than 60,000 people living with diabetes. We have passed many important milestones over the years, and I am delighted that we have been able to attract a proven corporate leader of Pat’s ability to lead Insulet through its next phase of growth and development. On a personal note, I would like to thank the talented Insulet team for all that we achieved together and to wish everyone at Insulet the very best for the future.”

Mr. Levangie added, “On behalf of the entire Board of Directors and everyone at Insulet, we thank Duane for his enormous contribution to the Company. Under his leadership, Insulet has built a strong foundation for continued growth, and the results of Duane’s vision and commitment to this business will continue to be a driver of future success. He has earned the respect of his colleagues at Insulet and across the industry as a whole, and we wish him the very best in his future endeavors.”

“I am very excited to be joining Insulet and I look forward to working with the Board and outstanding leadership team to further establish the Company as a leader in the management of diabetes,” said Mr. Sullivan. “Insulet has world-class technology that helps a large and growing population of people live their lives without sacrificing freedom. I am confident that Insulet has a valuable opportunity to continue to work with healthcare providers to improve the lives of the millions of people around the world living with diabetes and to create significant value for our shareholders.”

Guidance

The Company reiterates its estimate of revenue to be in the range of $73 to $77 million for the third quarter of 2014 and $290 to $300 million for the year ending December 31, 2014. Additionally, the Company expects to record a charge of approximately $8 to $10 million in the third quarter of 2014 to compensation expense, primarily related to the non-cash acceleration of certain equity awards and an additional charge of approximately $3 million in the fourth quarter of 2014, primarily related to non-cash stock based compensation expense.

About Patrick J. Sullivan

Mr. Sullivan joins Insulet Corporation having most recently served as Managing Director of Aton Partners. Prior to that, Mr. Sullivan served as Chairman and CEO of Constitution Medical Investors from 2008 to 2013. Mr. Sullivan served as Executive Chairman of Hologic from its merger with Cytyc Corporation in October 2007 until May 2008, having previously served Cytyc as Chairman, President and Chief Executive Officer. Mr. Sullivan first joined Cytyc in 1991 and was employed prior to that in marketing roles of increasing responsibility at Abbott Laboratories, a diversified healthcare company, and as a consultant with McKinsey & Company, an international management consulting firm. Mr. Sullivan serves as a director of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment. Mr. Sullivan holds a Bachelor of Science degree, with Distinction, from the United States Naval Academy and a Master of Business Administration degree, with Distinction, from Harvard Business School.

Inducement Grant

Mr. Sullivan and the Company have entered into an employment agreement that provides in part that he will be issued on October 1, 2014 a stock option to purchase that number of shares of the Company’s common stock equal to $11,000,000 divided by the product of 59.83% multiplied by the closing price of the Company’s common stock on the date of the grant. The exercise price of this stock option will be the closing price of the Company’s common stock on the date of the grant. This stock option qualifies as an employment inducement grant and is not being issued under an equity compensation plan approved by the Company’s stockholders.

About Insulet Corporation

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and fully-automated cannula insertion. Insulet’s subsidiary, Neighborhood Diabetes, is a leading distributor for diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement

This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its estimated revenue for the 2014 third quarter and full year and the expected compensation charge in the third and fourth quarters of 2014. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on its principal product, the OmniPod System; Insulet’s ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet’s ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet’s inability to secure and retain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key payor partners and their members; failure to retain and manage successfully Neighborhood Diabetes’ Medicare and Medicaid business; potential adverse effects resulting from competition with competitors; technological change and product innovation adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System or its inability to enter into new license agreements; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet’s contract manufacturers or component suppliers to comply with FDA’s quality system regulations, the potential violation of federal or state laws prohibiting “kickbacks” or protecting the confidentiality of patient health information, or any challenge to or investigation into Insulet’s practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the OmniPod System; the concentration of substantially all of Insulet’s operations at a single location in China and substantially all of Insulet’s inventory at a single location in Massachusetts; Insulet’s ability to attract and retain personnel; Insulet’s ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet’s ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet’s distribution network; Insulet’s ability to successfully maintain effective internal control over financial reporting; the volatility of Insulet’s common stock; risks related to future sales of its common stock or the conversion of any of the 2% Convertible Senior Notes due June 15, 2019; potential limitations on Insulet’s ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; disruptions caused by the change in the Company’s Chief Executive Officer; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2014 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations Contact:
ir@insulet.com
877-PODD-IR1 (877-763-3471)

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